UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2016

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 18, 2016, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) appointed Andrew D. Africk and Robert A. Peiser to the Board, each for a term commencing on March 7, 2016. Mr. Africk will serve on the Governance Committee of the Board, and Mr. Peiser will serve on the Compensation Committee of the Board. Mr. Africk and Mr. Peiser will serve in the class of directors who will be standing for election at the Company’s Annual Meeting of Stockholders on May 5, 2016 (the “2016 Class”).

Because adding Messrs. Africk and Peiser to the 2016 Class without moving an incumbent director from the 2016 Class to another class of directors would be inconsistent with the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, which state that the Company’s three classes of directors shall be “as nearly equal in number as is reasonably possible,” Peter B. Hamilton resigned as a 2016 Class director and was appointed to the class of directors that is up for election at the 2017 annual meeting of Company stockholders (the “2017 Class”), all effective as of March 7, 2016. As a result, effective as of March 7, 2016, 2016, three directors (Andrew D. Africk, Robert A. Peiser and John W. Rowe) will serve in the 2016 Class, three directors (Robert J. Darnall, Peter B. Hamilton and James E. Sweetnam) will serve in the 2017 Class and two directors (Alvin Bledsoe and Frederick “Fritz” A. Henderson) will serve in the class of directors that is up for election at the 2018 annual meeting of Company stockholders.

Mangrove Partners, a Company stockholder (“Mangrove”), recommended that Mr. Africk join the Board. There is no arrangement or understanding between Mr. Africk and Mangrove or any other person pursuant to which Mr. Africk was selected as a director. Kingstown Capital Management, a Company stockholder (“Kingstown”), recommended that Mr. Peiser join the Board. There is no arrangement or understanding between Mr. Peiser and Kingstown or any other person pursuant to which Mr. Peiser was selected as a director.

Each of Mr. Africk and Mr. Peiser will participate in the standard compensation program for the Company’s non-employee directors, described on pages 14 and 15 of the Company’s definitive Proxy Statement for its 2015 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on March 25, 2015). Mr. Africk and Mr. Peiser fill vacancies created by an increase in the size of the Board from seven to eight directors. Their compensation will be prorated to reflect the commencement date of their respective service on the Board.

Neither Mr. Africk nor Mr. Peiser has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. Neither Mr. Africk nor Mr. Peiser has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, is a copy of the Company’s press release dated February 19, 2016, announcing the appointment of Mr. Africk and Mr. Peiser to the Board. The press release is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	SunCoke Energy, Inc. press release dated February 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: February 19, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy, Inc. press release dated February 19, 2016